Exhibit 99.1

NewAge, Inc. Announces Review of Strategic Alternatives

SALT LAKE CITY, June 8, 2022 — NewAge, Inc. (Nasdaq: NBEV) (the “Company”), the Utah-based direct-to-consumer (D2C) organic and healthy products company, today announced that its Board of Directors has initiated a process to evaluate potential strategic alternatives to maximize shareholder value. As part of the process, the Board will consider a full range of strategic alternatives including available financing alternatives, a potential financial restructuring or a reorganization, merger, sale or other strategic transaction.

The Company has retained Houlihan Lokey as its financial advisors to assist with the strategic review process. In addition, the Company has retained Lawrence Perkins and SierraConstellation Partners, LLC to serve as Chief Restructuring Officer of the Company at the request of the Company’s Board to assist management with the preparation of financial information, stakeholder communication and evaluation of cash flow generation capabilities in anticipation of the strategic review process.

Ed Brennan, NewAge’s Chairman and interim Chief Executive Officer, commented, “Following a detailed evaluation over the past several months, we have determined that it is prudent to undertake a review of our strategic options to determine which alternative or alternatives, including our standalone plans, are in fact the best way to maximize shareholder value. We have received many communications from shareholders on their views on improving shareholder value and we are committed to ensuring we evaluate all opportunities. Regardless of the outcome of our review, the entire NewAge team is fully committed to meeting the needs of our Brand Partners and our customers and continuing to provide them with exceptional service.”

There can be no assurance that the strategic review process will result in any strategic alternative, or any assurance as to its outcome or timing. The Company has not set a timetable for completion of the review process and does not intend to disclose developments related to the process unless and until the Company executes a definitive agreement with respect thereto, or the Board otherwise determines that further disclosure is appropriate or required.

About NewAge, Inc.

NewAge is a purpose-driven firm dedicated to inspiring the planet to Live Healthy™. The Utah-based Company commercializes a portfolio of organic and healthy products worldwide primarily through a direct-to-consumer (D2C) route to market distribution system across more than 50 countries. The company competes in three major category platforms including health and wellness, inner and outer beauty, and nutritional performance and weight management — through a network of exclusive independent Brand Partners, empowered with the leading social selling tools and technology available worldwide. More information on the Company can be found at NewAgeGroup.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to the Company’s management. Forward-looking statements include statements regarding the Company’s exploration of strategic alternatives and the Company’s plans to consider a wide range of options including available financing alternatives, a potential financial restructuring or a reorganization, merger, sale or other strategic transaction. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. The Company’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties. Such risks and uncertainties include the risk that the Company may not identify one or more strategic alternatives or ultimately pursue a strategic alternative, the risk that the Company’s exploration of strategic alternatives or the public announcement thereof may be disruptive to the Company’s business operations or cause the Company’s stock price to fluctuate significantly, the risk that the Company’s exploration of strategic alternatives may be time consuming and involve the dedication of significant resources and may require the Company to incur significant costs and expenses, the risk that the Company’s exploration of strategic alternatives could divert the attention of the Company’s management and its board of directors from existing business operations, negatively impact the Company’s ability to attract, retain and motivate key employees, and expose the Company to potential litigation in connection with the process of exploring strategic alternatives or any resulting transaction, among other risks and uncertainties, as well as the factors described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the Securities and Exchange Commission (“SEC”), each of which can be found on the SEC’s website, www.sec.gov, or the investor relations portion of the Company’s website, investors.newagegroup.com. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

Investors

NewAge, Inc.

Lisa Mueller

VP, Investor Relations

ir@newage.com